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                                                                   EXHIBIT 10(i)

                          CAM COMMERCE SOLUTIONS, INC.

                       2000 NONSTATUTORY STOCK OPTION PLAN

     1. Purpose. This Plan has been established as a broad based stock option plan to attract and retain eligible persons whose present and potential contributions are important to the success of the Corporation by enabling them to acquire a proprietary interest, or otherwise increase their proprietary interest in, the Corporation. Capitalized terms not defined in the text of the Plan are defined in Section 20 hereof.

     2. Structure. The Plan shall be divided into two separate equity programs:

        (a) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Committee, be granted Options to purchase Shares; and

        (b) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive Options at periodic intervals to purchase Shares.

     All Options granted will be nonstatutory stock options, which are options not intended to satisfy the requirements of incentive stock options under
Section 422 of the Code, or comply with the requirements for employee stock purchase plans under Section 423 of the Code. No other form of Option may be made under this Plan

     The provisions of Sections 1 through 5 and Sections 8 through 20 shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     3. Administration.

        3.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

            (a) establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the Options thereunder and to resolve any and all ambiguities thereunder;

            (b) determine, with respect to Options granted under the Discretionary Option Grant Program, which eligible persons are to receive such Options, the time or times when such Options are to be granted, the number of Shares to be covered by each


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     such Option, the vesting schedule (if any) applicable to the Option, the status of a granted Option and the maximum term for which the Option is to remain outstanding;

            (c) amend, modify or cancel any outstanding Option with the consent of the holder or accelerate the vesting of such Option;

            (d) take such other discretionary actions as permitted pursuant to the terms of the applicable program;

            (e) correct any defects, supply any omission or reconcile any inconsistency in this Plan any Option or any Option Agreement; and

            (f) make all other determinations necessary or advisable for the administration of this Plan.

All actions, determinations, and interpretations of the Board or Committee with respect to this Plan or any Options granted hereunder shall be final and binding upon the Corporation and all interested parties.

        3.2 Committee Membership. Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

        3.3 Liability of Committee Members. Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to this Plan or any Options granted under this Plan.

     4. Eligibility.

        4.1 Discretionary Grant Program. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

            (a) employees of the Corporation (or any Parent or Subsidiary),

            (b) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

            (c) consultants, advisors and other parties who provide bona fide services to the Corporation (or any Parent or Subsidiary).

        4.2 Automatic Option Grant Program. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.


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     5. Shares Subject to the Plan.

        5.1 Number of Shares Available. Subject to Sections 5.2, and 16, (a) the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Five Hundred Thousand (500,000) Shares, and (b) Shares that are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option will again be available for grant and issuance in connection with future grants of Options. Should the Exercise Price of an Option be paid with Shares or should Shares otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an Option under the Plan, then the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised, and not by the net number of Shares issued to the Optionee. At all times the Corporation shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

        5.2 Adjustment of Shares. If any change is made to the number of Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under this Plan, (ii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (iii) the number and/or class of securities and the Exercise Price per Share in effect under each outstanding Option. Such adjustments to the outstanding Options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Options. The adjustments determined by the Committee shall be final, binding and conclusive.

     6. Discretionary Grant Program. The Committee will have the discretion to determine the number of Shares subject to the Options, the Exercise Price of the Options, the period during which the Options may be exercised, and all other terms and conditions of the Options granted under the Discretionary Grant Program, subject to the following:

        6.1 Form of Option Grant. Each Option granted under the Discretionary Option Grant Program will be evidenced by a written Option Agreement, which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

        6.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.

        6.3 Vesting. Options will vest and become exercisable within the times or upon the events determined by the Committee as set forth in the Option Agreement governing such Option. The Committee may provide for the exercise of Options to become exercisable at


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one time or from time to time, periodically or otherwise, in such number of
Shares or percentage of Shares as the Committee determines.

        6.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

        6.5 Term. Each Option granted under the Discretionary Option Grant Program shall be for such term as determined by the Committee and set forth in the Stock Option Agreement governing such Option; provided, however, that no Option granted under the Discretionary Grant Program will be exercisable after the expiration of ten (10) years from the date the Option is granted.

        6.6 Method of Exercise. Options may be exercised only by delivery to the Corporation of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Corporation to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

        6.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        6.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of the Participants affected by a written notice to them; provided, however that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section
6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

     7. Automatic Option Grant Program.

        7.1 Date of Grant. Each individual who is elected or appointed as a non-employee Board member shall automatically be granted on the date of election or appointment, an Option to purchase Seven Thousand Five Hundred (7,500) Shares; provided, however, that if an individual is appointed as a non-employee Board member prior to the Corporation's annual stockholders meeting (the "Annual Stockholders Meeting"), the number of Shares covered by the Option shall be reduced prorata based on the number of days that has elapsed since the last


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Annual Stockholders Meeting, with any partial Shares being rounded downward to the nearest whole Share. On the date of each Annual Stockholders Meeting beginning with the 2000 Annual Stockholders Meeting, each individual who continues to serve as a non-employee Board member immediately following such meeting shall automatically be granted an Option to purchase Seven Thousand Five Hundred (7,500) Shares.

        7.2 Form of Option Grant. Each Option granted under the Automatic Grant Option Program will be evidenced by a written Option Agreement which shall contain such provisions as the Committee may adopt, and which will comply with and be subject to the terms and conditions of this Plan. Each of the Option Agreements under the Automatic Grant Program shall be substantially identical in form and substance.

        7.3 Vesting. Each Option shall vest and become exercisable for all of the Shares subject thereto upon the date of grant.

        7.4 Exercise Price. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per Share of Common Stock on the date of grant. Payment may be made in accordance with Section 8.

        7.5 Term. Each Option granted under the Automatic Grant Program shall have a term of ten (10) years measured from the grant date.

        7.6 Other Provisions. The provisions of Sections 6.6 through 6.8 shall be applicable to Options granted under the Automatic Option Grant Program.

     8. Payment for Share Purchases.

        8.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

            (a) provided that a public market for the Corporation's stock exists:

                (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

                (2) through a "margin" commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and


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     whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Corporation; or

            (b) by any combination of the foregoing, or by such other method as is approved by the Committee and otherwise permitted by law.

     9. Transferability and Termination of Options. During the lifetime of a Participant, the Options may be exercised only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution, except that an Option may be assigned in whole or in part during a Participant's lifetime to one or more members of the Participant's immediate family or to a trust or other entity in which the Participant and/or one or more of such family members have more than fifty percent (50%) of the beneficial interests. The terms applicable to the assigned portion of the Option shall be the same as those in effect for the Option immediately prior to the assignment, and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

     Except as otherwise determined by the Committee and set forth in the Option Agreement, exercise of an Option is subject to the following:

                (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options no later than three (3) months after the Termination Date , but only to the extent that such Options would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Options.

                (b) If the Participant is Terminated because of the Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than due to Participant's death or Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

                (c) Notwithstanding (a) and (b) above, if the Participant is Terminated for Misconduct (as defined herein) any Option not exercised in full prior to such termination will be deemed automatically canceled and may not be exercised on or after the Termination Date.

     10. Withholding Taxes.

         10.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Corporation may require the Participant to remit to the Corporation an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.


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     11. Rights as a Stockholder. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

     12. Certificates. All certificates for Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

     13. Exchange of Options. The Committee may, at any time or from time to time with the consent of the respective Participants issue new Options in exchange for the surrender and cancellation of existing Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

     14. Securities Law and Other Regulatory Compliance. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Corporation will have no obligation to issue or deliver certificates for Shares under this Plan prior to:
(a) obtaining any approvals from governmental agencies that the Corporation determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Corporation determines to be necessary or advisable.

     15. No Obligation to Employ. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Corporation or any Parent or Subsidiary of the Corporation or limit in any way the right of the Corporation or any Parent or Subsidiary of the Corporation to terminate any Participant's employment or other relationship at any time, with or without cause.

     16. Corporate Transactions.

         16.1 Assumption or Replacement of Awards by Successor. Each Option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Shares at the time subject to that Option. However, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves


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the spread existing at the time of the Change in Control on the Shares for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Shares or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time it was granted. Immediately following the consummation of the Change in Control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control. Each Option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the Exercise Price payable per Share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. The Committee may at any time provide that one or more Options will automatically accelerate in connection with a Change in Control, whether or not those Options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such Option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the Shares at the time subject to that Option.

         16.2 Other Treatment of Options. Subject to any greater rights granted to the Participants under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1, any outstanding Options will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         16.3 Assumption of Awards by the Corporation. The Corporation, from time to time, also may substitute or assume outstanding options or similar awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Corporation assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price per share and the number and nature of shares issuable upon exercise of any such award will be adjusted appropriately). In the event the Corporation elects to grant a new Option rather than assuming an existing award, such new Option may be granted with a similarly adjusted Exercise Price.

     17. Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options under it are outstanding.


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     18. Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan without the approval of the stockholders of the Corporation, unless such approval is required by law (including Section 16(b) of the Exchange
Act), The Nasdaq Market Marketplace Rules, or otherwise. Notwithstanding the foregoing, no amendment or termination may, in the absence of written consent by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Option granted under the Plan prior to the date such amendment or termination is adopted by the Board; provided that adjustments pursuant to Section 5.2 and 16 shall not require the consent of any Participant.

     19. No Impairment of Authority. Neither the adoption of this Plan by the Board, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases. Outstanding Options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     20. Definitions.

         "Automatic Option Grant Program" means the automatic option grant program in effect under the Plan.

         "Board" means the Board of Directors of the Corporation.

         "Change in Control" means a change in ownership or control of the Corporation effected through any of the following transactions:

         (a) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

         (b) any stockholder-approved complete liquidation of the Corporation, or transfer or other disposition of all or substantially all of the Corporation's assets,

         (c) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities; or


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         (d) a majority of the directors of the Corporation shall be persons other than persons:

             (i) for whose election proxies shall have been solicited by the Board; or

             (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.

             "Code" means the Internal Revenue Code of 1986, as amended.

             "Committee" means a committee of the Board comprised of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act appointed to administer this Plan, or if no such committee is appointed, the Board. During all times that the Corporation is subject to Section 16 of the Exchange Act, the Corporation will take appropriate steps to comply with the administration requirements of Section 16(b) of the Exchange Act.

             "Common Stock" means the common stock of the Corporation.

             "Corporation" means CAM Commerce Solutions, Inc., a Delaware corporation, or any successor corporation.

             "Disability" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

             "Discretionary Option Grant Program" means the discretionary option grant program in effect under the Plan.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

             "Fair Market Value" means, as of any date, the value of a share of the Corporation's Common Stock determined as follows:

             (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

             (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the date of determination (if


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     such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

             (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination; or

             (d) if none of the foregoing is applicable, by the Committee in good faith.

             "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the service of the Corporation (or any Parent or Subsidiary).

             "Option" means an option to purchase Shares granted pursuant to this Plan.

             "Option Agreement" means, with respect to each Option, the signed written agreement between the Corporation and the Participant setting forth the terms and conditions of the Option.

             "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if at the time of the granting of an Option under this Plan, each of such corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             "Participant" means a person who receives an Option under this Plan.

             "Plan" means this CAM Commerce Solutions, Inc. 2000 Nonstatutory Stock Option Plan, as amended from time to time.

             "SEC" means the Securities and Exchange Commission.

             "Shares" means shares of the Corporation's (and any successor entity's) authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation (or such successor entity) on the open market.

             "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock


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possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

             "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Corporation or a Parent or Subsidiary of the Corporation, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").


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